EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

                  Please detach at perforation before mailing.


PROXY                      HERITAGE SERIES TRUST                           PROXY
                            Value Equity Fund

               Special Meeting of Shareholders - December 13, 2005
                                 10:00 a.m. EST
                              880 Carillon Parkway
                          St. Petersburg, Florida 33716

THIS PROXY IS BEING SOLICITED FOR THE BOARD OF TRUSTEES OF HERITAGE SERIES TRUST (THE "TRUST") ON BEHALF OF THE FUNDS LISTED ABOVE, EACH OF WHICH IS A SERIES OF THE TRUST. The undersigned hereby appoints as proxies K.C. Clark, Mathew Calabro and Andrea Mullins, and each of them (with the power of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the Funds listed above at the above referenced meeting and any adjournment thereof, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSAL. This proxy also grants discretionary power to vote upon such other business as may properly come before the meeting.

VOTE TODAY BY MAIL, TOUCH-TONE PHONE OR THE INTERNET. CALL TOLL FREE ______ OR LOG ON TO ______. SEE THE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS.


                                        NOTE:   If   shares   are   held  by  an
                                        individual, sign your name exactly as it
                                        appears on this card. If shares are held
                                        jointly,  either party may sign, but the
                                        name of the party signing should conform
                                        exactly  to the name shown on this proxy
                                        card.   If   shares   are   held   by  a
                                        corporation,   partnership   or  similar
                                        account, the name and the capacity of the individual signing the proxy card should be indicated - for example: "ABC Corp., John Doe, Treasurer."

                                        ----------------------------------------
                                                       SIGNATURE


                                        ----------------------------------------
                                                 SIGNATURE (IF HELD JOINTLY)

             PLEASE MARK YOUR VOTE ON THE REVERSE SIDE OF THIS CARD.



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                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

                  Please detach at perforation before mailing.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSED REORGANIZATION. PLEASE INDICATE YOUR VOTE BY FILLING IN THE BOX COMPLETELY. EXAMPLE: ||


                                                   FOR      AGAINST      ABSTAIN

1. (a)  To approve the  Agreement and Plan of
        Reorganization  and Termination  that
        that provides for the  reorganization      / /       / /          / /
        of the Value Equity Fund, a series of
        Heritage Series Trust,  into Heritage
        Growth and Income Trust, as described
        in the Combined  Proxy  Statement and
        Prospectus,  dated  October __, 2005.

              PLEASE DATE AND SIGN THE REVERSE SIDE OF THIS CARD.